Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

SECOND QUARTER FISCAL 2010 OPERATING RESULTS

Uncasville, Connecticut, April 29, 2010 – The Mohegan Tribal Gaming Authority, or the Authority, announced today its operating results for the second fiscal quarter ended March 31, 2010. The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, and the owner and operator of a gaming and entertainment complex located near Uncasville, Connecticut, known as Mohegan Sun, and a gaming and entertainment facility offering slot machines and harness racing in Plains Township, Pennsylvania, known as Mohegan Sun at Pocono Downs.

Consolidated operating results and significant events for the second quarter ended March 31, 2010:

•	Adjusted EBITDA, a non-GAAP measure described below, of $76.8 million, a 9.7% decrease from the second quarter of fiscal 2009

•	Adjusted EBITDA margin of 21.8% compared to 24.2% in the second quarter of fiscal 2009

•	Net income attributable to the Authority of $20.0 million, a 39.7% decrease from the second quarter of fiscal 2009

•	Income from operations of $52.2 million, an 11.0% decrease from the second quarter of fiscal 2009

•	Net revenues of $352.3 million, a 0.3% increase over the second quarter of fiscal 2009

•	Gaming revenues of $319.1 million, a 0.9% decrease from the second quarter of fiscal 2009

•	Gross slot revenues of $238.5 million, a 2.3% decrease from the second quarter of fiscal 2009

•	Table games revenues of $77.4 million, a 4.3% increase over the second quarter of fiscal 2009

•	Non-gaming revenues of $59.6 million, a 9.9% increase over the second quarter of fiscal 2009

•	Obtained conditional approval from the Pennsylvania Gaming Control Board for the addition of table game and poker operations at Mohegan Sun at Pocono Downs

Consolidated Adjusted EBITDA for the quarter ended March 31, 2010 reflects a decrease in Adjusted EBITDA at Mohegan Sun. The decline in Adjusted EBITDA at Mohegan Sun was primarily attributable to higher expenses related to governmental and administrative services and utilities provided by the Tribe due to the receipt of tribal services credits and higher utility rebates in the second quarter of fiscal 2009. Despite the decline in consolidated Adjusted EBITDA, consolidated operating results for the quarter reflect stabilizing revenues.

“Our results for the quarter reflect the continued weakness in the gaming, leisure and hospitality industry,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “Both gaming and non-gaming revenues were very encouraging despite the decline in Adjusted EBITDA, which primarily reflected the impact of higher expenses related to tribal services and utilities resulting from the credits and higher rebates received from the Tribe in the second quarter of fiscal 2009.”

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2010	March 31, 2009	Variance	Percentage Variance

Adjusted EBITDA	$70,594	$78,586	$(7,992)	(10.2)%
Income from operations	$52,364	$58,789	$(6,425)	(10.9)%
Operating costs and expenses	$237,715	$231,637	$6,078	2.6%
Net revenues	$290,079	$290,426	$(347)	(0.1)%
Gaming revenues	$259,728	$263,876	$(4,148)	(1.6)%
Non-gaming revenues	$54,322	$49,629	$4,693	9.5%

The decreases in Adjusted EBITDA and income from operations were due to higher operating costs and expenses primarily resulting from higher expenses related to tribal services and utilities, as discussed above. Adjusted EBITDA margin was 24.3% for the quarter ended March 31, 2010 compared to 27.1% in the second quarter of fiscal 2009.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2010	March 31, 2009	Variance	Percentage Variance

Slots:
Handle	$2,271,510	$2,212,101	$59,409	2.7%
Gross revenues	$183,469	$190,786	$(7,317)	(3.8)%
Net revenues	$177,072	$184,259	$(7,187)	(3.9)%
Free promotional slot plays (1)	$14,133	$4,338	$9,795	225.8%
Weighted average number of machines (in units)	6,428	6,773	(345)	(5.1)%
Hold percentage (gross)	8.1%	8.6%	(0.5)%	(5.8)%
Win per unit per day (gross) (in dollars)	$317	$313	$4	1.3%

Table games:
Drop	$516,406	$513,908	$2,498	0.5%
Revenues	$77,430	$74,248	$3,182	4.3%
Weighted average number of games (in units)	321	327	(6)	(1.8)%
Hold percentage (2)	15.0%	14.4%	0.6%	4.2%
Win per unit per day (in dollars)	$2,679	$2,521	$158	6.3%

Poker:
Revenues	$3,225	$3,137	$88	2.8%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$853	$830	$23	2.8%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun’s market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2010	March 31, 2009	Variance	Percentage Variance

Northeast slot gaming market (1) (2):
Gross revenues	$633,384	$625,343	$8,041	1.3%
Mohegan Sun win market share	31.2%	31.4%	(0.2)%	(0.6)%
Mohegan Sun win efficiency	121.2%	121.9%	(0.7)%	(0.6)%

Connecticut slot gaming market (3):
Gross revenues	$341,568	$363,296	$(21,728)	(6.0)%
Free promotional slot plays (4)	$28,574	$15,682	$12,892	82.2%
Mohegan Sun win market share	53.7%	52.5%	1.2%	2.3%
Mohegan Sun win efficiency	114.3%	114.1%	0.2%	0.2%

(1)	Northeast slot gaming market consists of Mohegan Sun, Foxwoods Resort Casino, including MGM Grand at Foxwoods, collectively Foxwoods, Twin River, Newport Grand and Empire City.
(2)	Includes free promotional slot plays.
(3)	Connecticut slot gaming market consists of Mohegan Sun and Foxwoods.
(4)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.

The decline in slot revenues likely was attributable to the lingering effects of the national economic recession, which resulted in reduced consumer discretionary spending on activities such as gaming, leisure and hospitality. During the quarter ended March 31, 2010, spending per Mohegan Sun’s rated slot player continued to decline compared to the second quarter of fiscal 2009, despite an increase in the number of rated slot player trips. The decrease in gross slot hold percentage reflects the increase in free promotional slot plays provided to Player’s Club members.

The increase in table games revenues was primarily attributable to improved table games hold percentage. During the quarter ended March 31, 2010, spending per Mohegan Sun’s rated table games patron continued to decline compared to the second quarter of fiscal 2009, despite a slight increase in the number of rated table games patron trips.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2010	March 31, 2009	Variance	Percentage Variance

Food and beverage:
Revenues	$18,920	$18,197	$723	4.0%
Meals served	1,039	1,002	37	3.7%
Average price per meal served (in dollars)	$14.54	$14.82	$(0.28)	(1.9)%

Hotel:
Revenues	$8,964	$9,001	$(37)	(0.4)%
Rooms occupied	101	100	1	1.0%
Occupancy rate	95.8%	93.8%	2.0%	2.1%
Average daily room rate (ADR) (in dollars)	$84	$89	$(5)	(5.6)%
Revenue per available room (in dollars)	$81	$84	$(3)	(3.6)%

Retail, entertainment and other:
Revenues	$26,438	$22,431	$4,007	17.9%
Number of Arena events	28	23	5	21.7%
Arena tickets	160	111	49	44.1%
Average price per Arena ticket (in dollars)	$65.79	$65.52	$0.27	0.4%

The growth in food and beverage revenues was primarily attributable to a $466,000 increase in beverage revenues resulting from the addition of new food and beverage outlets, including Bobby Flay’s Bobby’s Burger Palace and Bar Americain, which opened in July and November 2009, respectively. Food and beverage revenues also were positively impacted by an increase in the number of headliner shows held at the Mohegan Sun Arena during the quarter.

The slight decline in hotel revenues resulted from lower room rates offered to gaming and group hotel guests due to highly competitive room offers from Foxwoods and the Atlantic City gaming market. The increase in hotel occupancy reflects the continued strengthening of the group business. Group rooms occupied for the quarter ended March 31, 2010 increased 24.7% compared to the second quarter of fiscal 2009.

The growth in retail, entertainment and other revenues was primarily due to increases in entertainment revenues of $3.1 million and gasoline revenues of $1.0 million. The growth in entertainment revenues resulted from the increase in Arena tickets sold due to the higher number of headliner shows held at the Mohegan Sun Arena. The growth in gasoline revenues reflects an increase in the average price per gallon of gasoline.

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2010	March 31, 2009	Variance	Percentage Variance
Adjusted EBITDA	$9,676	$9,570	$106	1.1%
Income from operations	$3,891	$3,454	$437	12.7%
Operating costs and expenses	$58,325	$57,483	$842	1.5%
Net revenues	$62,216	$60,937	$1,279	2.1%
Gaming revenues	$59,395	$58,304	$1,091	1.9%
Non-gaming revenues	$5,268	$4,604	$664	14.4%

The increases in Adjusted EBITDA and income from operations reflect the growth in net revenues likely resulting from the heightened awareness of the Mohegan Sun brand in the Northeastern Pennsylvania slot gaming market. These results likely were partially offset by adverse weather conditions in the Northeastern Pennsylvania region during the quarter compared to the second quarter of fiscal 2009 and the impact of new competition following the May 2009 opening of Sands Casino Resort Bethlehem, or Sands Bethlehem, in Bethlehem, Pennsylvania, located approximately 70 miles from Mohegan Sun at Pocono Downs. The increase in income from operations also was reflective of lower depreciation expense, partially offset by pre-opening costs and expenses recorded during the quarter in connection with the planned addition of table game and poker operations at Mohegan Sun at Pocono Downs. Adjusted EBITDA margin was 15.6% for the quarter ended March 31, 2010 compared to 15.7% in the second quarter of fiscal 2009.

Selected slot data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2010	March 31, 2009	Variance	Percentage Variance

Handle	$715,069	$637,705	$77,364	12.1%
Gross revenues	$54,991	$53,261	$1,730	3.2%
Net revenues	$55,092	$53,347	$1,745	3.3%
Free promotional slot plays (1)	$10,765	$5,487	$5,278	96.2%
Weighted average number of machines (in units)	2,438	2,470	(32)	(1.3)%
Hold percentage (gross)	7.7%	8.4%	(0.7)%	(8.3)%
Win per unit per day (gross) (in dollars)	$251	$240	$11	4.6%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.

Information related to slot revenues within Mohegan Sun at Pocono Downs’ market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2010	March 31, 2009	Variance	Percentage Variance

Northeastern Pennsylvania slot gaming market (1):
Gross revenues	$152,098	$98,613	$53,485	54.2%
Free promotional slot plays (2)	$38,558	$11,932	$26,626	223.1%
Mohegan Sun at Pocono Downs win market share	36.2%	54.0%	(17.8)%	(33.0)%
Mohegan Sun at Pocono Downs win efficiency	120.3%	109.0%	11.3%	10.4%

(1)	Northeastern Pennsylvania slot gaming market consists of Mohegan Sun at Pocono Downs, Mount Airy Resort Casino and Sands Casino Resort Bethlehem, which opened on May 20, 2009.
(2)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.

The growth in slot revenues likely was attributable to the heightened awareness of the Mohegan Sun brand in the Northeastern Pennsylvania slot gaming market and the success of Mohegan Sun at Pocono Downs’ targeted direct mail promotional programs. These results likely were partially offset by adverse weather conditions and increased competition following the May 2009 opening of Sands Bethlehem. The decrease in gross slot hold percentage reflects the increase in free promotional slot plays provided to Player’s Club members. The decline in Mohegan Sun at Pocono Downs’ slot win market share in the Northeastern Pennsylvania slot gaming market was attributable to the opening of Sands Bethlehem, which increased the total number of slot machines in the Northeastern Pennsylvania slot gaming market. The increase in Mohegan Sun at Pocono Downs’ slot win efficiency in the Northeastern Pennsylvania slot gaming market reflects the opening of Sands Bethlehem, which likely had a greater impact on Mount Airy Resort Casino compared to Mohegan Sun at Pocono Downs.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2010	March 31, 2009	Variance	Percentage Variance

Food and beverage:
Revenues	$3,918	$3,521	$397	11.3%
Meals served	150	151	(1)	(0.7)%
Average price per meal served (in dollars)	$12.03	$11.24	$0.79	7.0%

Retail and other:
Revenues	$1,350	$1,083	$267	24.7%

The growth in food and beverage revenues was primarily attributable to a $291,000 increase in beverage revenues resulting from increased patron visitation to the facility. The growth in average price per meal served reflects an increase in the average price per meal served at the 300-seat Timbers Buffet.

The increase in retail and other revenues was primarily attributable to higher rental income from tenants resulting from increased sales at third-party outlets.

Corporate

Total Corporate expenses (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2010	March 31, 2009	Variance	Percentage Variance

Total Corporate expenses	$4,068	$3,613	$455	12.6%

The increase in total Corporate expenses primarily resulted from higher expenses related to tribal services, as discussed above, partially offset by reduced spending on gaming diversification efforts.

“We are pleased with the Pennsylvania Gaming Control Board’s conditional approval to operate table games at our Mohegan Sun at Pocono Downs gaming facility,” said Jeffrey E. Hartmann, Chief Operating Officer of the Authority. “The addition of table game and poker operations will offer our patrons a full-scale gaming experience and drive additional visitation to our Pennsylvania property. Renovations are progressing on schedule and we are looking forward to the opening of table game and poker operations later this year.”

Mohegan Tribal Gaming Authority Property Information

	Net Revenues		Adjusted EBITDA
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Mohegan Sun	$290,079	$290,426	$70,594	$78,586
Mohegan Sun at Pocono Downs	62,216	60,937	9,676	9,570
Corporate	—	—	(3,505)	(3,100)

Total	$352,295	$351,363	$76,765	$85,056

	Net Revenues		Adjusted EBITDA
(in thousands, unaudited)	For the Six Months Ended		For the Six Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Mohegan Sun	$572,170	$597,909	$130,169	$133,042
Mohegan Sun at Pocono Downs	121,936	117,485	17,733	14,896
Corporate	—	—	(7,321)	(7,477)

Total	$694,106	$715,394	$140,581	$140,461

Liquidity, Capital Spending and Capital Resources

Liquidity

As of March 31, 2010, the Authority held cash and cash equivalents of $68.0 million compared to $64.7 million as of September 30, 2009. As of March 31, 2010, there was $532.0 million drawn on the Authority’s $675.0 million bank credit facility. As of March 31, 2010, the amount under letters of credit issued pursuant to the Authority’s bank credit facility totaled $3.8 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the bank credit facility, and after taking into account restrictive financial covenants under the bank credit facility and the Authority’s line of credit and note indentures, the Authority had approximately $139.2 million of borrowing capacity under the bank credit facility as of March 31, 2010. The Authority’s total debt, including capital leases, was approximately $1.64 billion as of March 31, 2010 and September 30, 2009.

Interest Expense

Interest expense increased by $1.7 million, or 3.0%, to $57.9 million for the six months ended March 31, 2010 compared to $56.2 million for the six months ended March 31, 2009. The increase in interest expense was primarily due to higher weighted average outstanding debt and lower capitalized interest. The weighted average outstanding debt was $1.68 billion for the six months ended March 31, 2010 compared to $1.64 billion for the six months ended March 31, 2009. Capitalized interest was $28,000 for the six months ended March 31, 2010 compared to $677,000 for the six months ended March 31, 2009. The increase in weighted average outstanding debt was due to additional borrowings on the bank credit facility to fund capital expenditures for Project Horizon. The weighted average interest rate was 6.9% for each of the six months ended March 31, 2010 and 2009.

Capital Spending

The following table presents data related to capital expenditures for the six months ended March 31, 2010:

	Capital Expenditures
(in millions, excluding capitalized interest)	Six Months Ended March 31, 2010	Remaining Forecasted Fiscal Year 2010	Total Forecasted Fiscal Year 2010

Mohegan Sun:
Maintenance	$5.2	$13.6	$18.8
Development	1.1	7.1	8.2
Expansion - Project Horizon	5.2	8.9	14.1

Subtotal	11.5	29.6	41.1
Mohegan Sun at Pocono Downs:
Maintenance	0.9	1.3	2.2
Development	0.2	0.6	0.8
Expansion - Project Sunrise (1)	(1.1)	—	(1.1)
Expansion - Table Games (2)	2.8	13.1	15.9

Subtotal	2.8	15.0	17.8

Total	$14.3	$44.6	$58.9

(1)	Represents adjustments to the final cost for Project Sunrise, the Phase II gaming and entertainment facility.
(2)	Exclusive of the one-time $16.5 million table games authorization fee and $2.0 million in pre-opening costs and expenses.

Mohegan Sun - Project Horizon

Project Horizon, Mohegan Sun’s second major expansion, was initially planned to include four major components: Sunrise Square, Casino of the Wind, Property Infrastructure, including a new parking garage, additional surface parking lots, site development and road improvements, and the Earth Expansion, including a new hotel and related retail areas, as well as improvements to the existing Winter Parking Garage and Winter Entrance. As of March 31, 2010, Sunrise Square, Casino of the Wind and the Winter Parking Garage and infrastructure improvements were completed.

In September 2008, the Authority announced the suspension of the hotel, retail and new parking garage elements of Project Horizon due to a slowdown in business volumes and uncertainties in the financial markets resulting from the national economic recession. The costs incurred for the suspended elements were related to excavation and foundation work for the planned podium and hotel tower, as well as professional fees for design and architectural work. The Authority is currently evaluating its options with respect to the development of the suspended elements, including the new hotel; however, it can provide no assurance as to if or when the suspended elements will resume. As of March 31, 2010, $75.9 million of assets related to the suspended elements were included within construction in process.

Mohegan Sun at Pocono Downs - Introduction of Table Games

On January 7, 2010, the Commonwealth of Pennsylvania amended the Pennsylvania Race Horse Development and Gaming Act to allow licensed slot machine operators in the Commonwealth of Pennsylvania to operate table games, including poker, subject to approval by the Pennsylvania Gaming Control Board, or the PGCB, and payment of a one-time, non-refundable, table games authorization fee. For Category One slot machine licensees, such as Downs Racing,

L.P., or Downs Racing, the one-time table games authorization fee is $16.5 million if paid prior to June 1, 2010. The Authority intends to pay the table games authorization fee prior to June 1, 2010. Pursuant to the new law, during the initial two years of operation, table games revenues will be taxed at a rate of 14%, plus 2% in local share assessments. Following the initial two years of operation, the tax rate on table games revenues will be reduced to 12%, plus the 2% local share assessments. On March 16, 2010, Downs Racing received conditional approval from the PGCB to conduct table game operations.

The Authority has commenced renovations to the existing Mohegan Sun at Pocono Downs facility to accommodate the operation of approximately 80 table games. Total costs for this renovation are forecast to be approximately $17.9 million, inclusive of $2.0 million in pre-opening costs and expenses. The renovation costs will include the relocation of approximately 300 slot machines to a new gaming area, the addition of table games, including poker, blackjack, roulette and craps in the vacated slot area, the renovation of the lower-level of the racing grandstand to accommodate the addition of poker and slots, the recruitment and training of approximately 600 new employees and the acquisition of all other requisite gaming equipment to support the renovation. The total cost to add table game and poker operations, including the one-time table games authorization fee, renovation costs and pre-opening costs and expenses, are forecast to be approximately $34.4 million. Downs Racing anticipates opening the renovated gaming areas during the fourth quarter of fiscal 2010.

Capital Resources

Distributions to the Tribe totaled $38.5 million and $22.0 million for the six months ended March 31, 2010 and 2009, respectively. Distributions to the Tribe are anticipated to approximate between $59.0 million and $64.0 million for fiscal 2010.

Management believes that existing cash balances, financing arrangements and operating cash flows will provide the Authority with sufficient resources to meet its existing debt obligations, relinquishment payments and foreseeable capital expenditure requirements with respect to current operations and distributions to the Tribe for at least the next twelve months. However, the Authority can provide no assurance in this regard. Any future investments in Mohegan Sun and Mohegan Sun at Pocono Downs are anticipated to be funded through a combination of operating cash flows and draws under the bank credit facility.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its second quarter fiscal 2010 operating results on Thursday, April 29, 2010 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 65655438

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, April 29, 2010. This replay will run through May 13, 2010.

The access number for a taped replay of the conference call is as follows:

(800) 642-1687

(706) 645-9291 (International)

Conference ID: 65655438

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive power to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex situated on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility offering slot machines and harness racing situated on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs offers approximately 2,500 slot machines and electronic table games, several dining options, including two fine dining restaurants, a casual dining 300-seat buffet and a quick-serve dining area, six retail outlets, three bars/lounges and a bus passenger lounge. Mohegan Sun at Pocono Downs anticipates to commence table game and poker operations in the fourth quarter of fiscal 2010. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2009, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2010	For the Three Months Ended March 31, 2009	For the Six Months Ended March 31, 2010	For the Six Months Ended March 31, 2009
Revenues:
Gaming	$319,123	$322,180	$628,962	$648,870
Food and beverage	22,838	21,718	46,153	45,606
Hotel	8,964	9,001	18,506	19,843
Retail, entertainment and other	27,788	23,514	55,226	57,185

Gross revenues	378,713	376,413	748,847	771,504
Less - Promotional allowances	(26,418)	(25,050)	(54,741)	(56,110)

Net revenues	352,295	351,363	694,106	715,394

Operating costs and expenses:
Gaming	197,933	197,843	398,751	419,189
Food and beverage	10,785	9,952	21,969	21,678
Hotel	3,467	3,132	7,077	6,895
Retail, entertainment and other	10,023	7,563	17,977	20,194
Advertising, general and administrative	49,817	44,717	100,430	99,499
Corporate expenses	4,048	3,592	8,377	8,601
Pre-opening costs and expenses	486	41	528	282
Depreciation and amortization	23,549	25,893	48,980	52,419

Total operating costs and expenses	300,108	292,733	604,089	628,757

Income from operations	52,187	58,630	90,017	86,637

Other income (expense):
Accretion of discount to the relinquishment liability	(3,857)	(5,106)	(7,713)	(10,212)
Interest income	620	1,536	1,352	2,525
Interest expense, net of capitalized interest	(29,319)	(28,499)	(57,868)	(56,164)
Gain (loss) on early extinguishment of debt	—	8,466	(1,584)	8,466
Write-off of debt issuance costs	—	—	(338)	—
Other expense, net	(147)	(2,294)	(491)	(2,927)

Total other expense	(32,703)	(25,897)	(66,642)	(58,312)

Net income	19,484	32,733	23,375	28,325
Loss attributable to non-controlling interests	543	492	1,056	1,123

Net income attributable to Mohegan Tribal Gaming Authority	$20,027	$33,225	$24,431	$29,448

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Operating Results:
Gross revenues	$378,713	$376,413	$748,847	$771,504
Net revenues	$352,295	$351,363	$694,106	$715,394
Income from operations	$52,187	$58,630	$90,017	$86,637

Other Data:
Adjusted EBITDA	$76,765	$85,056	$140,581	$140,461
Capital expenditures	$4,329	$18,629	$14,303	$51,469
Cash interest paid	$26,911	$37,664	$43,743	$52,669

			March 31, 2010	September 30, 2009
Balance Sheet Data:
Cash and cash equivalents			$67,962	$64,664
Debt, including capital leases			$1,638,038	$1,636,564

MOHEGAN SUN

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$70,594	$78,586	$130,169	$133,042
Adjusted EBITDA margin	24.3%	27.1%	22.8%	22.3%

Capital expenditures (in thousands)	$2,722	$18,370	$11,514	$48,944
Capitalized interest (in thousands)	$—	$9	$21	$677

Weighted average number of units:
Slot machines	6,428	6,773	6,575	6,758
Table games	321	327	321	328
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$317	$313	$303	$314
Table games	$2,679	$2,521	$2,608	$2,579
Poker tables	$853	$830	$807	$780

Hold percentage:
Slot machines (gross)	8.1%	8.6%	8.1%	8.6%
Table games	15.0%	14.4%	14.7%	14.1%

Northeast slot gaming market statistics:
Win market share	31.2%	31.4%	31.7%	32.6%
Win efficiency	121.2%	121.9%	121.9%	127.5%

Connecticut slot gaming market statistics:
Handle market share	55.2%	52.6%	55.3%	53.6%
Win market share	53.7%	52.5%	53.8%	54.0%
Handle efficiency	117.4%	114.2%	117.0%	118.0%
Win efficiency	114.3%	114.1%	114.0%	118.8%

Food and beverage statistics:
Meals served (in thousands)	1,039	1,002	2,067	2,075
Average price per meal served	$14.54	$14.82	$14.99	$15.20

Hotel statistics:
Rooms occupied (in thousands)	101	100	202	203
Occupancy rate	95.8%	93.8%	94.6%	94.7%
Average daily room rate	$84	$89	$88	$92
Revenue per available room	$81	$84	$83	$87

Entertainment statistics:
Number of arena events	28	23	58	54
Arena tickets (in thousands)	160	111	340	301
Average price per Arena ticket	$65.79	$65.52	$60.47	$73.40

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$9,676	$9,570	$17,733	$14,896
Adjusted EBITDA margin	15.6%	15.7%	14.5%	12.7%

Capital expenditures (in thousands)	$1,607	$259	$2,789	$2,525
Capitalized interest (in thousands)	$7	$—	$7	$—

Slot statistics:
Weighted average number of machines	2,438	2,470	2,452	2,475
Win per unit per day (gross)	$251	$240	$241	$228
Hold percentage (gross)	7.7%	8.4%	7.7%	8.4%
Handle market share (1)	33.3%	51.5%	33.5%	50.3%
Win market share (1)	36.2%	54.0%	36.8%	54.0%
Handle efficiency (1)	110.7%	103.9%	109.2%	101.4%
Win efficiency (1)	120.3%	109.0%	120.0%	108.8%

Food and beverage statistics:
Meals served (in thousands)	150	151	296	319
Average price per meal served	$12.03	$11.24	$12.54	$11.42

(1)	Includes results of Mohegan Sun at Pocono Downs, Mount Airy Resort Casino and Sands Casino Resort Bethlehem, which opened on May 20, 2009.

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Adjusted EBITDA	$76,765	$85,056	$140,581	$140,461
Pre-opening costs and expenses	(486)	(41)	(528)	(282)
Depreciation and amortization	(23,549)	(25,893)	(48,980)	(52,419)
Loss attributable to non-controlling interests	(543)	(492)	(1,056)	(1,123)

Income from operations	52,187	58,630	90,017	86,637

Accretion of discount to the relinquishment liability	(3,857)	(5,106)	(7,713)	(10,212)
Interest income	620	1,536	1,352	2,525
Interest expense, net of capitalized interest	(29,319)	(28,499)	(57,868)	(56,164)
Gain (loss) on early extinguishment of debt	—	8,466	(1,584)	8,466
Write-off of debt issuance costs	—	—	(338)	—
Other expense, net	(147)	(2,294)	(491)	(2,927)

Net income	$19,484	$32,733	$23,375	$28,325

Reconciliations of Income from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended March 31, 2010
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$52,364	$—	$18,230	$—	$70,594
Mohegan Sun at Pocono Downs	3,891	486	5,299	—	9,676
Corporate	(4,068)	—	20	543	(3,505)

Total	$52,187	$486	$23,549	$543	$76,765

	For the Three Months Ended March 31, 2009
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$58,789	$8	$19,789	$—	$78,586
Mohegan Sun at Pocono Downs	3,454	33	6,083	—	9,570
Corporate	(3,613)	—	21	492	(3,100)

Total	$58,630	$41	$25,893	$492	$85,056

	For the Six Months Ended March 31, 2010
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$92,286	$42	$37,841	$—	$130,169
Mohegan Sun at Pocono Downs	6,148	486	11,099	—	17,733
Corporate	(8,417)	—	40	1,056	(7,321)

Total	$90,017	$528	$48,980	$1,056	$140,581

	For the Six Months Ended March 31, 2009
	Income (Loss) from Operations	Pre-opening Costs and Expenses	Depreciation and Amortization	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$92,835	$58	$40,149	$—	$133,042
Mohegan Sun at Pocono Downs	2,444	224	12,228	—	14,896
Corporate	(8,642)	—	42	1,123	(7,477)

Total	$86,637	$282	$52,419	$1,123	$140,461

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, pre-opening costs and expenses, accretion of discount to the relinquishment liability to TCA pursuant to a relinquishment agreement, gain (loss) on early extinguishment of debt, write-off of debt issuance costs and other non-operating income and expense.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income attributable to the Authority (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain substantial recurring items from net income attributable to the Authority, such as interest, depreciation and amortization and accretion of discount to the relinquishment liability, as described above. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income attributable to the Authority and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, April 29, 2010

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Jeffery E. Hartmann

Chief Operating Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Leo M. Chupaska

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000